Dames & Moore, Inc.

                        First Amendment

                   Dated as of April 15, 1996

                               To

                    Note Purchase Agreements

                   Dated as of March 15, 1996

Re:        $40,000,000 6.54% Senior Notes, Series A,
                      Due March 29, 2001,
           $30,000,000 6.87% Senior Notes, Series B,
                      Due March 29, 2003,
           $10,000,000 6.92% Senior Notes, Series C,
                    Due September 29, 2003,
           $5,000,000 7.20% Senior Notes, Series D,
                       Due March 29, 2006
                              and
           $15,000,000 7.25% Senior Notes, Series E,
                     Due September 29, 2006





                    FIRST AMENDMENT TO NOTE AGREEMENT

    THIS FIRST AMENDMENT to Note Purchase Agreements dated as of April 15, 1996 (this "First Amendment"), is entered into between Dames & Moore, Inc., a Delaware corporation (the "Company"), and Teachers Insurance and Annuity Association of America, Principal Mutual Life Insurance Company, MML Pension Insurance Company, Massachusetts Mutual Life Insurance Company, Allstate Life Insurance Company, American General Life Insurance Company, United of Omaha Life Insurance Company, American Republic Insurance Company, Aid Association for Lutherans, The Canada Life Assurance Company, Canada Life Insurance Company of America, Canada Life Insurance Company of New York, Provident Mutual Life Insurance Company, and Indianapolis Life Insurance Company (each a "Noteholder" and collectively, the "Noteholders").

                           RECITALS:

    A. The Company and the Noteholders, respectively, have heretofore entered into separate Note Purchase Agreements each dated as of March 15, 1996 (as amended, the "Note Purchase Agreements").

    B. The Company and the Noteholders now desire to amend certain of the terms of the Note Purchase Agreements.

    C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

    D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

    NOW, THEREFORE, the Company and the Noteholders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.    AMENDMENT.

    Section 1.1. Section 3 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

         "The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing on the dates set forth opposite your name on Schedule A hereto, the first of which shall occur on March 29, 1996 or on such later date (not later than April 5, 1996) as shall be agreed upon by the Company, you and the Other Purchasers (the "first Closing"), the closing with respect to all, but not less than all, of the Series C Notes shall occur on such date (not later than September 30, 1996) as shall be agreed upon by the Company and Teachers Insurance and Annuity Association of America (the "Series C Closing") and the closing with respect to all, but not less than all, of the Series E Notes shall occur on such date
    (not later than September 30, 1996) as shall be agreed upon by the Company and Teachers Insurance and Annuity Association of America (the "Series
    E Closing"; the first Closing, the Series C Closing and the Series E Closing are each referred to as a "Closing" and the first Closing, the Series C Closing and the Series E Closing are collectively referred to as the "Closings"); provided, that in the case of the Series C Closing and the Series E Closing the Company shall provide Teachers Insurance and Annuity Association of America with written notice as provided in Section 18 of its desire to consummate each such Closing not less than 14 days prior to the date of each such Closing; and provided further, that it is understood and agreed by the Company and Teachers Insurance and Annuity Association of America that the Series C Closing and the Series E
    Closing may occur on the same date, in which event, the parties' document delivery requirements for each of the Series C Closing and the Series E Closing shall be combined to the extent practicable. At each Closing the Company will deliver to you the Notes of the series to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000, or such lesser amount as shall constitute your entire commitment, as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 0491-12465 at Sanwa Bank California, 601 South Figueroa St., Los Angeles, California 90017, ABA No. 122003516. If at the Closing at which you are to purchase Notes the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment."

    Section 1.2. Section 4.1 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

    "Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of each Closing; provided that the Schedules to the representations and warranties set forth in Sections 5.4 and 5.15 may be revised to reflect any changes that have occurred between the first Closing and each subsequent Closing so long as such occurrences do not individually or in the aggregate have a Material Adverse Effect."

    Section 1.3. Section 17.1 of the Note Purchase Agreements shall be and is hereby amended in its entirety to read as follows:

    "Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole
Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20; and provided that, anything contained in this Section 17.1 and 17.2 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the first Closing through and including the later of the date of the Series C Closing and of the Series E Closing (the "Series C and Series E Note Cut-Off Date"): (1) notwithstanding the aggregate principal amount of Notes then actually outstanding, Teachers Insurance and Annuity Association of America shall be deemed to be the holder of $10,000,000 aggregate principal amount of outstanding Series C Notes and $15,000,000 aggregate principal amount of outstanding Series E Notes (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to Section 17.2, notwithstanding that the issuance, sale and delivery of the Series C Notes at the Series C Closing or the Series E Notes at the Series E Closing, as the case may be, has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to Section 17.2, and (2) if for any reason whatsoever, the Notes to be issued to Teachers Insurance and Annuity Association of America are not issued on or prior to the Series C and Series E Note Cut-Off Date, any such amendment or waiver entered into as contemplated by the foregoing clause (1)(i) of this Section
17.1 shall, at the option of the Required Holders of the then outstanding Notes, be deemed null and void."

    Section 1.4. The first sentence of Section 19 of the Note Purchase Agreement shall be and is hereby amended in its entirety to read as follows:

         "This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at any Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereinafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original documents so reproduced."

    Section 1.5. Schedule A of the Note Purchase Agreements shall be and is hereby amended as follows:

         (a) the reference to the "Second Closing" on page A of Schedule A is hereby replaced with "Series C Closing"; and

         (b) the reference to the "Second Closing" on page A-3 of Schedule A is hereby replaced with "Series E Closing"

    Section 1.6. The reference to the "Second Closing Date" on Schedule 5.14 of the Note Purchase Agreements is hereby replaced with: "the later of the date of the Series C Closing and of the Series E Closing."

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

    Section 2.1. To induce the Noteholders to execute and deliver this First Amendment, the Company represents and warrants to the Noteholders (which representations shall survive the execution and delivery of this First Amendment) that:

         (a) this First Amendment has been duly authorized, executed and delivered by it and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (b) the Note Purchase Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

         (c) the execution, delivery and performance by the Company of this First Amendment (1) has been duly authorized by all requisite corporate action and, if required, shareholder action, (2) does not require the consent or approval of any governmental or regulatory body or agency, and
    (3) will not (i) violate (A) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (B) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (C) any provision of any material indenture, agreement or other instrument to which it is a party or by which its properties or assets are or may be bound, or (ii) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (3)(i)(C) of this Section 2.1(c); and

         (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing.

SECTION 3.    MISCELLANEOUS.

    Section 3.1. This First Amendment shall become effective and binding upon the Company and the Noteholders on the date hereof upon the acceptance hereof by the Noteholders in the space below.

    Section 3.2. Except as modified and expressly amended by this First Amendment, the Note Purchase Agreements are in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

    Section 3.3. The Company agrees to pay all reasonable fees and expenses of the Noteholders and their special counsel in connection with the preparation of this First Amendment.

    Section 3.4. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

    Section 3.5. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

    Section 3.6. This First Amendment may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one First Amendment.

    IN WITNESS WHEREOF, the Company and the Noteholders have caused this instrument to be executed, all as of the day and year first above written.

                             DAMES & MOORE, INC.


                             By  Robert M. Perry
                                 ______________________________
                             Its CFO

Accepted and Agreed to:

                             TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION OF AMERICA


                             By  Gregory W. MacCordy
                                 ______________________________
                             Its Director - Private Placement

Accepted and Agreed to:

                             PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                             By  Karen A. Pearston
                                 ______________________________
                             Its Counsel


                             By  Shabnam B. Miglani
                                 ______________________________
                             Its Counsel

Accepted and Agreed to:

                             UNICARE LIFE & HEALTH
                             INSURANCE COMPANY BY

                             MASSACHUSETTS MUTUAL
                             LIFE INSURANCE COMPANY
                             Its Investment Adviser


                             By  Mark A. Ahmed
                                 ______________________________
                             Its Managing Director

Accepted and Agreed to:

                             MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY


                             By  Mark A. Ahmed
                                 _______________________________
                             Its Managing Director

Accepted and Agreed to:

                             ALLSTATE LIFE INSURANCE COMPANY


                             By  Patricia Wilson
                                 _________________________________
                             Its


                             By  Judith P. Greffin
                                 _________________________________
                             Its

Accepted and Agreed to:

                             AMERICAN GENERAL LIFE INSURANCE COMPANY


                             By  Julie S. Tucker
                                 _________________________________
                             Its Investment Officer

Accepted and Agreed to:

                             UNITED OF OMAHA LIFE INSURANCE COMPANY


                             By  Richard A. Witt
                                 ________________________________
                             Its Senior Vice President

Accepted and Agreed to:

                             AMERICAN REPUBLIC INSURANCE COMPANY


                             By  G.F. Sheldon
                                 _________________________________
                             Its Senior Vice President, Investments


                             By__________________________________
                             Its

Accepted and Agreed to:

                             AID ASSOCIATION FOR LUTHERANS


                             By  James A. Bitz
                                 ________________________________
                             Its Vice President - Securities

Accepted and Agreed to:

                             THE CANADA LIFE ASSURANCE COMPANY


                             By  Brian J. Lynch
                                 ________________________________
                             Its Associate Treasurer

Accepted and Agreed to:

                             CANADA LIFE INSURANCE COMPANY OF AMERICA


                             By  Brian J. Lynch
                                 ________________________________
                             Its Assistant Treasurer

Accepted and Agreed to:

                             CANADA LIFE INSURANCE COMPANY OF NEW YORK


                             By  Brian J. Lynch
                                 ________________________________
                             Its Assistant Treasurer

Accepted and Agreed to:

                             PROVIDENT MUTUAL LIFE INSURANCE COMPANY


                             By  James D. Kestner
                                 _______________________________
                             Its Vice President

Accepted and Agreed to:

                             INDIANAPOLIS LIFE INSURANCE COMPANY


                             By  Gene E. Trueblood
                                 _______________________________
                             Its Vice President, CIO and Treasurer